Bowhead Specialty Holdings Inc. Reports Fourth Quarter 2024 Results

NEW YORK, New York. (BusinessWire) – Bowhead Specialty Holdings Inc. (NYSE: BOW), a specialty lines insurance group focused on providing casualty, professional liability and healthcare liability insurance products, today announced financial results for the fourth quarter ended December 31, 2024(1).

Fourth Quarter 2024 Highlights
•Gross written premiums increased 26.3% to $184.8 million.
•Net income of $13.6 million, or $0.41 per diluted share.
•Adjusted net income(2) of $14.1 million, or $0.42 per diluted share(2).
•Return on equity of 14.8% and adjusted return on equity(2) of 15.3%.
•Book value per share $11.34 and diluted book value per share of $11.03.

Full Year 2024 Highlights
•Gross written premiums increased 37.0% to $695.7 million.
•Net income of $38.2 million, or $1.29 per diluted share.
•Adjusted net income(2) of $42.7 million, or $1.44 per diluted share(2).
•Return on equity of 13.6% and adjusted return on equity(2) of 15.2%.

Bowhead Chief Executive Officer, Stephen Sills, commented, “After completing our fourth year of operations, we are once again incredibly proud of what we’ve accomplished. This milestone year as a new public company has been defined by profitable growth, continued innovation, and strong execution across all our underwriting divisions. Premiums grew 37% in the year driven by a 56% growth in our Casualty division and double-digit premium growth in our Healthcare Liability and Professional Liability divisions. Late in Q2, we launched Baleen, our tech-enabled low touch “flow” underwriting operation, which supplements our “craft” underwriting solution. We are pleased with our initial results and look forward to applying this technology in other areas of our business. As we look ahead into 2025, our focus is to build on the momentum we generated in 2024 and continue to grow our business profitably. This is just the beginning for Bowhead and I couldn’t be more excited for what I expect to be a company that is capable of cross cycle profitability.”

Underwriting Results

The 26.3% increase in gross written premiums to $184.8 million in the fourth quarter of 2024 was driven by renewals, new business and continued growth in our platform across all divisions:

•Our Casualty division led the growth with a 43.1% increase to $105.9 million;
•Healthcare Liability increased 8.8% to $31.7 million; and
•Professional Liability increased 6.5% to $46.0 million.
•Late in the second quarter of 2024, we launched a new division called Baleen Specialty, which focuses on small, hard-to-place risks written 100% on a non-admitted basis. Baleen is a streamlined, tech-enabled low touch “flow” underwriting operation that supplements the “craft” solutions we offer today. In line with our deliberate, measured and limited roll out, Baleen Specialty generated $1.2 million of gross written premiums for the fourth quarter of 2024, a sequential growth of 175% from the previous quarter.

Our loss ratio for the year of 64.4% increased 1.4 points compared to 63.0% in 2023 due to mix changes in the portfolio, where Casualty, which has higher current accident year industry loss ratios, comprised a larger proportion of our portfolio compared to 2023. There was no prior accident year reserve development in our loss ratio for the year.

During the quarter, as part of our annual independent actuarial reserve review, we reallocated prior accident year loss reserves by division, primarily from Professional Liability to Casualty, to align more closely with industry loss ratios. The increase in our loss ratio and reallocation of prior accident year reserves are primarily based on inputs from industry data due to Bowhead’s limited loss experience. As of December 31, 2024, incurred but not reported liabilities comprised 90.7% of our net loss reserves.

Our expense ratio for the fourth quarter of 30.1% and for the year ended December 31, 2024 of 31.4%, decreased 1.2 points and 0.5 points, respectively, driven by the continued scaling of our business and prudent management of operating expenses.

Investment Results

Net investment income increased 79.8% in the quarter to $12.2 million and 107.1% for the year to $40.1 million, driven by the increase in our investment portfolio and higher yields on invested assets. Our investment portfolio had a had a book yield of 4.6% and a new money rate of 4.9% at the end of the year.

The weighted average effective duration of our investment portfolio, which included cash equivalents, was 2.2 years and had an average rating of “AA” at December 31, 2024.

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(1)Comparisons in this release are made to December 31, 2023 financial results unless otherwise noted.
(2)Non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of the non-GAAP financial measures to their most directly comparable U.S. GAAP measures.

Summary of Operating Results

The following table summarizes the Company’s results of operations for the three and twelve months ended December 31, 2024 and 2023:

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2024	2023	% Change	2024	2023	% Change
	($ in thousands, except percentages and per share data)
Gross written premiums	$184,769	$146,321	26.3%	$695,717	$507,688	37.0%
Ceded written premiums	(64,585)	(51,376)	25.7%	(244,295)	(173,016)	41.2%
Net written premiums	$120,184	$94,945	26.6%	$451,422	$334,672	34.9%

Revenues
Net earned premiums	$106,864	$75,992	40.6%	$385,111	$263,902	45.9%
Net investment income	12,193	6,782	79.8%	40,121	19,371	107.1%
Net realized investment losses	—	—	NM	(16)	—	NM
Other insurance-related income	274	31	783.9%	444	125	255.2%
Total revenues	119,331	82,805	44.1%	425,660	283,398	50.2%

Expenses
Net losses and loss adjustment expenses	66,937	52,618	27.2%	248,099	166,282	49.2%
Net acquisition costs	9,130	5,787	57.8%	32,397	20,935	54.8%
Operating expenses	23,352	18,001	29.7%	89,112	63,456	40.4%
Non-operating expenses	622	630	(1.3)%	2,807	630	345.6%
Warrant expense	792	—	NM	1,917	—	NM
Credit facility interest expenses and fees	248	—	NM	725	—	NM
Foreign exchange losses (gains)	1	(41)	(102.4)%	68	(20)	(440.0)%
Total expenses	101,082	76,995	31.3%	375,125	251,283	49.3%

Income before income taxes	18,249	5,810	214.1%	50,535	32,115	57.4%
Income tax expense	(4,642)	(1,027)	352.0%	(12,292)	(7,068)	73.9%
Net income	$13,607	$4,783	184.5%	$38,243	$25,047	52.7%

Key Operating and Financial Metrics:
Adjusted net income(1)	$14,099	$5,793	143.4%	$42,686	$26,152	63.2%
Loss ratio	62.6%	69.2%		64.4%	63.0%
Expense ratio	30.1%	31.3%		31.4%	31.9%
Combined ratio	92.7%	100.5%		95.8%	94.9%
Return on equity(2)	14.8%	11.0%		13.6%	18.2%
Adjusted return on equity(1)(2)	15.3%	13.4%		15.2%	19.0%
Diluted earnings per share	$0.41	$0.20		$1.29	$1.04
Diluted adjusted earnings per share(1)	$0.42	$0.24		$1.44	$1.09
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NM - Percentage change is not meaningful.
(1)Non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of the non-GAAP financial measures to their most directly comparable U.S. GAAP measures.
(2)For the three months ended December 31, 2024 and 2023, net income and adjusted net income are annualized to arrive at return on equity and adjusted return on equity.

Condensed Consolidated Balance Sheets

	December 31, 2024	December 31, 2023
	($ in thousands, except share data)
Assets
Investments
Fixed maturity securities, available for sale, at fair value (amortized cost of $894,145 and $569,013, respectively)	$879,989	$554,624
Short-term investments, at amortized cost, which approximates fair value	9,997	8,824
Total investments	889,986	563,448

Cash and cash equivalents	97,476	118,070
Restricted cash and cash equivalents	124,582	1,698
Accrued investment income	7,520	4,660
Premium balances receivable	63,672	38,817
Reinsurance recoverable	255,072	139,389
Prepaid reinsurance premiums	152,567	116,732
Deferred policy acquisition costs	27,625	19,407
Property and equipment, net	6,845	7,601
Income taxes receivable	586	1,107
Deferred tax assets, net	20,340	14,229
Other assets	7,971	2,701
Total assets	$1,654,242	$1,027,859

Liabilities
Reserve for losses and loss adjustment expenses	$756,859	$431,186
Unearned premiums	446,850	344,704
Reinsurance balances payable	51,856	40,440
Income taxes payable	1,571	42
Accrued expenses	18,010	14,900
Other liabilities	8,654	4,510
Total liabilities	1,283,800	835,782

Commitments and contingencies (Note 13)

Mezzanine equity
Performance stock units	265	—

Stockholders' equity
Common stock	327	240
($0.01 par value; 400,000,000 shares authorized, 32,662,683 and 24,000,000 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively)
Additional paid-in capital	318,095	178,543
Accumulated other comprehensive loss	(11,154)	(11,372)
Retained earnings	62,909	24,666
Total stockholders' equity	370,177	192,077
Total mezzanine equity and stockholders' equity	370,442	192,077

Total liabilities, mezzanine equity and stockholders' equity	$1,654,242	$1,027,859

Gross Written Premiums

The following tables present gross written premiums by underwriting division for the three and twelve months ended December 31, 2024 and 2023:

	Three Months Ended December 31,
	2024	% of Total	2023	% of Total	$ Change	% Change
	($ in thousands, except percentages)
Casualty	$105,872	57.3%	$73,993	50.6%	$31,879	43.1%
Professional Liability	46,010	24.9%	43,195	29.5%	2,815	6.5%
Healthcare Liability	31,699	17.2%	29,133	19.9%	2,566	8.8%
Baleen Specialty	1,188	0.6%	—	—%	1,188	NM
Gross written premiums	$184,769	100.0%	$146,321	100.0%	$38,448	26.3%

	Twelve Months Ended December 31,
	2024	% of Total	2023	% of Total	$ Change	% Change
	($ in thousands, except percentages)
Casualty	$431,817	62.1%	$277,455	54.7%	$154,362	55.6%
Professional Liability	160,651	23.1%	145,251	28.6%	15,400	10.6%
Healthcare Liability	101,619	14.6%	84,982	16.7%	16,637	19.6%
Baleen Specialty	1,630	0.2%	—	—%	1,630	NM
Gross written premiums	$695,717	100.0%	$507,688	100.0%	$188,029	37.0%

Loss Ratio

The following tables summarize current and prior accident year loss ratios for the three and twelve months ended December 31, 2024 and 2023:

	Three Months Ended December 31,
	2024		2023
	Net Losses and Loss Adjustment Expenses	% of Net Earned Premiums	Net Losses and Loss Adjustment Expenses	% of Net Earned Premiums
	($ in thousands, except percentages)
Current accident year	$66,937	62.6%	$53,254	70.0%
Prior accident year reserve development	—	—%	(636)	(0.8)%
Total	$66,937	62.6%	$52,618	69.2%

	Twelve Months Ended December 31,
	2024		2023
	Net Losses and Loss Adjustment Expenses	% of Net Earned Premiums	Net Losses and Loss Adjustment Expenses	% of Net Earned Premiums
	($ in thousands, except percentages)
Current accident year	$248,099	64.4%	$166,282	63.0%
Prior accident year reserve development	—	—%	—	—%
Total	$248,099	64.4%	$166,282	63.0%

Expense Ratio

The following tables summarize the components of our expense ratio for the three and twelve months ended December 31, 2024 and 2023:

	Three Months Ended December 31,
	2024		2023
	Expenses	% of Net Earned Premiums	Expenses	% of Net Earned Premiums
	($ in thousands, except percentages)
Net acquisition costs	$9,130	8.5%	$5,787	7.6%
Operating expenses	23,352	21.9%	18,001	23.7%
Less: Other insurance-related income	(274)	(0.3)%	(31)	—%
Total expense ratio	$32,208	30.1%	$23,757	31.3%

	Twelve Months Ended December 31,
	2024			2023
	Expenses	% of Net Earned Premiums		Expenses	% of Net Earned Premiums
	($ in thousands, except percentages)
Net acquisition costs	$32,397	8.4%		$20,935	7.9%
Operating expenses	89,112	23.1%		63,456	24.0%
Less: Other insurance-related income	(444)	(0.1)%		(125)	—%
Total expense ratio	$121,065	31.4%	$—	$84,266	31.9%

Net Investment Income

The following table summarizes the sources of net investment income for the three and twelve months ended December 31, 2024 and 2023:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	($ in thousands)
U.S. government and government agency	$3,198	$2,511	$14,514	$4,673
State and municipal	591	387	1,832	1,550
Commercial mortgage-backed securities	981	378	2,584	1,381
Residential mortgage-backed securities	2,399	244	6,517	962
Asset-backed securities	1,283	1,171	3,043	3,708
Corporate	2,154	934	5,768	3,448
Short-term investments	130	126	480	943
Cash and cash equivalents	1,700	1,179	6,193	3,190
Gross investment income	12,436	6,930	40,931	19,855
Investment expenses	(243)	(148)	(810)	(484)
Net investment income	$12,193	$6,782	$40,121	$19,371

Reconciliation of Non-GAAP Financial Measures

This earnings release contains certain financial measures that are not presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). We use these non-GAAP financial measures when planning, monitoring and evaluating our performance. Management believes that each of the non-GAAP financial measures described below provides useful insight into our underlying business performance.

•Adjusted net income is defined as net income excluding the impact of net realized investment losses, non-operating expenses, foreign exchange losses (gains), and certain strategic initiatives. Adjusted net income excludes the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. We calculate the tax impact only on adjustments that would be included in calculating our income tax expense using the estimated tax rate at which we received a deduction for these adjustments.

•Adjusted return on equity is defined as adjusted net income as a percentage of average beginning and ending mezzanine equity and stockholders’ equity.

•Diluted adjusted earnings per share is defined as adjusted net income divided by the weighted average common shares outstanding for the period, reflecting the dilution that may occur if equity based awards are converted into common stock equivalents as calculated using the treasury stock method.

You should not rely on these non-GAAP financial measures as a substitute for any U.S. GAAP financial measure.
While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered supplemental in nature and not as a replacement for or superior to the comparable U.S. GAAP measures. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces their usefulness as comparative measures.

Adjusted net income

Adjusted net income for the three and twelve months ended December 31, 2024 and 2023 reconciles to net income as follows:

	Three Months Ended December 31,
	2024		2023
	Before income taxes	After income taxes	Before income taxes	After income taxes
	($ in thousands)
Income as reported	$18,249	$13,607	$5,810	$4,783
Adjustments:
Non-operating expenses	622	622	630	630
Foreign exchange losses (gains)	1	1	(41)	(41)
Strategic initiatives(1)	—	—	706	706
Tax impact	—	(131)	—	(285)
Adjusted net income	$18,872	$14,099	$7,105	$5,793

	Twelve Months Ended December 31,
	2024		2023
	Before income taxes	After income taxes	Before income taxes	After income taxes
	($ in thousands)
Income as reported	$50,535	$38,243	$32,115	$25,047
Adjustments:
Net realized investment losses	16	16	—	—
Non-operating expenses	2,807	2,807	630	630
Foreign exchange losses (gains)	68	68	(20)	(20)
Strategic initiatives(1)	2,733	2,733	806	806
Tax impact	—	(1,181)	—	(311)
Adjusted net income	$56,159	$42,686	$33,531	$26,152
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(1)Strategic initiatives for the three months and years ended December 31, 2024 and 2023 represents costs incurred to set up our Baleen Specialty division, which is recorded in operating expenses within the Consolidated Statements of Income and Comprehensive Income. The costs incurred primarily represent expenses to implement the new platform and processes supporting the Baleen Specialty division. See “Business— Our Business”

Adjusted return on equity

Adjusted return on equity for the three and twelve months ended December 31, 2024 and 2023 reconciles to return on equity as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	($ in thousands, except percentages)
Numerator: Adjusted net income(1)	$56,395	$23,172	$42,686	$26,152
Denominator: Average mezzanine equity and stockholders' equity	367,467	173,251	281,259	137,726
Adjusted return on equity	15.3%	13.4%	15.2%	19.0%
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(1)For the three months ended December 31, 2024 and 2023, net income and adjusted net income are annualized to arrive at return on equity and adjusted return on equity.

Diluted adjusted earnings per share

Diluted adjusted earnings per share for the three and twelve months ended December 31, 2024 and 2023 reconciles to diluted earnings per share as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	($ in thousands, except share and per share data)
Numerator: Adjusted net income	$14,099	$5,793	$42,686	$26,152
Denominator: Diluted weighted average shares outstanding	33,571,535	24,000,000	29,677,196	24,000,000
Diluted adjusted earnings per share	$0.42	$0.24	$1.44	$1.09

About Bowhead Specialty Holdings Inc.

Bowhead Specialty is a specialty lines insurance group providing casualty, professional liability and healthcare liability insurance products. The team is composed of highly experienced and respected industry veterans with decades of individual, successful underwriting and management experience. We provide “craft” underwriting solutions, which require deep underwriting and claims expertise in order to produce attractive financial results. In May 2024, we supplemented our “craft” solution with our “flow” underwriting operation, which is a streamlined, tech-enabled low touch form of underwriting, focused on small, niche and hard-to-place risks. Our policies are primarily written on a non-admitted, or excess and surplus lines (“E&S”) basis, which is free of rate and policy form restrictions, and provides the flexibility to rapidly adjust to emerging market opportunities.

We pride ourselves on the quality and experience of our people, who are committed to exceeding our partners’ expectations through excellent service and expertise. Our collaborative culture spans all functions of our business, which allows us to provide a consistent, positive experience for all of our partners.

Conference Call

The Company will host a conference call to discuss its results today, Tuesday, February 25, 2025, beginning at 8:30 a.m. Eastern Time. Interested parties may access the conference call through a live webcast, which can be accessed via this link or by visiting the Company’s Investor Relations website. A dial-in option for listen-only participants will be available after registering for the call. Please join the live webcast or dial in at least 10 minutes before the start of the call.

A replay of the event webcast will be available on the company’s Investor Relations website for one year following the call.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in press release are forward-looking statements. In some cases, forward-looking statements can be identified by terms such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "seeks," "future," "outlook," "prospects" "will," "would," "should," "could," "may," "can have" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. These risks include those described in the Company’s filings made with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this press release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events or otherwise.

Investor Relations Contact:
Shirley Yap, Head of Investor Relations
investorrelations@bowheadspecialty.com